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                                                                    EXHIBIT 10.3


                               GUARANTY OF LEASE

FOR VALUE RECEIVED, and in consideration for and as an inducement to the 425 Medford Nominee Trust (the "Landlord"), to enter into a lease (the "Lease") of even date herewith with Saleslink Corporation (the "Tenant"), for premises at 425 Medford Street, Boston, Massachusetts, the undersigned, CMG Information Services, Inc. (the "Guarantor") hereby unconditionally, absolutely and irrevocably:

1. Guarantees to Landlord the payment and performance of all Tenant obligations under the Lease, including specifically, but without limitation, (i) Base Rent, Additional Rent and all other charges required to be paid by Tenant thereunder, and (ii) the payment of all costs, expenses and damages (including reasonable attorney's fees and expenses) which may arise as a result of any Tenant default under the Lease, or this Guaranty; and waives all notices or demands required or permitted under the Lease including specifically, but without limitation, notice of (i) any default under the Lease, (ii) any modification, extension or indulgence granted thereunder. Capitalized terms used herein and not otherwise defined herein, shall have the meaning as defined in the Lease.

2.  Covenants and agrees:

A. That this Guaranty shall remain in full force and effect throughout the term of the Lease, as it may be extended or renewed and to any holdover term following any extension or renewal, and shall not be terminated, modified, affected or impaired by reason of (i) any extension, renewal, modification, adjustment or amendment of the Lease, (ii) any action which Landlord may take or fail to take against Tenant or against any other guarantor, if there be more than one, (iii) any waiver, indulgence or extension of time which Landlord may grant respecting the Lease or this Guaranty, (iv) any failure to enforce any of the terms, covenants or conditions of the Lease or this Guaranty, (v) any assignment by Tenant, voluntary or otherwise, of its interest under this Lease, or subletting, licensing or other arrangement concerning all or part of the premises leased thereunder, whether or not Landlord has consented to same.

B. That with regard to any rights which may accrue to Landlord under or in connection with the Lease or this Guaranty, Landlord may, at its option, proceed against Guarantor, or any one or more guarantors if there be more than one, without having commenced any action, or having obtained any judgment against Tenant or against the Guarantor or against any other guarantor if there be more than one; that Guarantor and any other guarantor shall be conclusively bound, in any jurisdiction, by the judgment
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rendered in any action by Landlord against Tenant or against Guarantor or against any other guarantor if there be more than one, in connection with the Lease, wherever instituted, as if Guarantor and each other guarantor were a part to such action, even if not actually joined as a party; and Guarantor's and each other guarantor's liability with regard to the Lease shall be as a primary party, with the same force and effect as if Guarantor and each other guarantor had originally signed the Lease as a tenant.

C. The liability of the Guarantor hereunder shall in no way be effected by (a) the release or discharge of the Tenant in any creditors', receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of the Tenant's said liability under the Lease, resulting from the operation of any present or future provision of the Federal Bankruptcy Act or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; or (d) the assignment or transfer of the Lease by the Tenant. Without limiting the generality of the foregoing, the Guarantor hereby waives all suretyship defenses or defenses in the nature thereof.

D. That this instrument shall be governed by, and construed in accordance with, the laws of Massachusetts; that this instrument shall be binding upon Guarantor and each other guarantor and their respective heirs, successors, assigns, legal representatives and grantee; that this instrument shall inure to the benefit of Landlord and Landlord's heirs, successors, assigns, legal representatives and grantees; that if any provisions hereof shall prove to be invalid, void or unlawful, the remaining provisions hereof shall in no way be effected, impaired or invalidated and shall remain in full force and effect; that where the context requires or admits, words or one gender shall include another gender, and the singular shall include the plural and vice versa; and that if there be more than one guarantor hereunder, the guarantor shall be jointly and severally liable hereunder.

Notwithstanding anything herein to the contrary, this Guaranty shall terminate following the end of the tenth Lease Year of the Term (the "Guaranty Termination Date") provided that (i) there shall not then be an Event of Default under the Lease, and (ii) the Guarantor or Tenant shall provide a letter of credit to the Landlord in the amount of $750,000.00 in form and substance (including the issuing bank) reasonably satisfactory to Landlord (the "LC"), which letter of credit shall serve as additional security for the performance of Tenant's obligations under the Lease (in addition to the Security Deposit initially required under the Lease). In the event each of the
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foregoing conditions are not satisfied within thirty (30) days of the Guaranty
Termination Date, this Guaranty shall remain in full force and effect. If, as and when this Guaranty is terminated and the LC is provided to Landlord, provided that there is no Event of Default by Tenant under the Lease, the amount of the LC shall be reduced by One Hundred Fifty Thousand Dollars ($150,000.00) at the end of each anniversary thereof for the first five (5) years following the Guaranty Termination Date. If the LC is terminated at any one (1) year anniversary thereof, Landlord shall have the right to draw on the LC if a substitute letter of credit meeting the requirements of this Paragraph is not provided not later than fifteen (15) days prior to the expiration of the then effective LC.

In the event of a Permitted Transfer, Guarantor shall have the right to terminate this Guaranty at any time upon thirty (30) days prior written notice of such termination to Landlord accompanied by a letter of credit in favor of the Landlord in an amount equal to the full amount of the Base Rent from the effective date of termination of this Guaranty until the expiration of the initial Term of the Lease, in form and substance (including the issuing bank) reasonably satisfactory to Landlord, which letter of credit shall serve as additional security for the performance of Tenant's obligations under the Lease (in addition to the Security Deposit initially required under the Lease).

WITNESS the execution hereof as a sealed instrument this __ day of November, 1997.

Guarantor:
CMG Information Services, Inc.


By:/s/ Andrew Hajducky
   -----------------------
     ,its___________, duly authorized

Attest:________________________
      (Corporate Seal)

Address: